UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01                                         OTHER EVENTS

Monster Worldwide, Inc. (the “Company”) is providing the following historical unaudited financial information that reflects the Company’s 2004 business dispositions as discontinued operations for all periods presented.  A description of the businesses disposed of in 2004 follows.

On October 5, 2004, the Company entered into a Stock Purchase Agreement, (the “Agreement”) with General Yellow Pages Consultants, Inc. d/b/a The Marquette Group (“The Marquette Group”) and US Motivation, Inc., the Company’s wholly owned Directional Marketing subsidiary (“US Motivation”).  Pursuant to the terms of the Agreement, the Company sold all of the issued and outstanding capital stock of US Motivation to The Marquette Group in exchange for a net cash payment of Ten Million Dollars ($10,000,000), subject to a post closing adjustment.  Accordingly, all historical results are reported as discontinued operations for all periods presented.

In December 2004, the Company sold and disposed of certain Advertising and Communications businesses in Continental Europe (the “Businesses”), in order to focus fully on its Monster business.  None of these dispositions were considered material or included a significant amount of assets.  All results of the Businesses are reported as discontinued operations for all periods presented.

MONSTER WORLDWIDE, INC.

FINANCIAL INFORMATION BY QUARTER (UNAUDITED)

(in thousands, except per share amounts)

	Quarter			Nine
	First	Second	Third	Months

2004
Revenue:
Monster	$122,162	$141,904	$157,679	$421,745
Advertising & Communications	38,097	38,368	39,649	116,114
Directional Marketing	22,092	21,855	26,872	70,819
Total revenue	182,351	202,127	224,200	608,678
Salaries and related	82,599	93,967	106,165	282,731
Office and general	39,869	42,419	45,112	127,400
Marketing and promotion	38,972	39,569	37,522	116,063
Amortization of intangibles	760	1,381	3,182	5,323
Total operating expenses	162,200	177,336	191,981	531,517
Operating income	20,151	24,791	32,219	77,161
Interest and other, net	(356)	(554)	(355)	(1,265)
Income from continuing operations before income taxes	19,795	24,237	31,864	75,896
Income taxes	6,805	8,188	10,743	25,736
Income from continuing operations	12,990	16,049	21,121	50,160
Income (loss) from discontinued operations, net of tax	(585)	191	(1,133)	(1,527)
Net income	$12,405	$16,240	$19,988	$48,633

Basic earnings (loss) per share:
Income from continuing operations	$0.11	$0.14	$0.18	$0.43
Loss from discontinued operations, net of tax	—	—	(0.01)	(0.02)
Net income	$0.11	$0.14	$0.17	$0.41

Diluted earnings (loss) per share:
Income from continuing operations	$0.11	$0.14	$0.18	$0.42
Loss from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income	$0.11	$0.14	$0.17	$0.41

Weighted average shares outstanding:
Basic	115,533	117,431	118,584	117,188
Diluted	118,030	120,192	120,351	119,392

	Quarter
	First	Second	Third	Fourth	Full Year

2003
Revenue:
Monster	$103,468	$100,625	$103,783	$104,920	$412,796
Advertising & Communications	32,219	33,550	34,165	36,092	136,026
Directional Marketing	24,883	25,716	30,544	22,222	103,365
Total revenue	160,570	159,891	168,492	163,234	652,187
Salaries and related	69,953	74,192	78,134	80,929	303,208
Office and general	41,524	36,615	38,716	37,950	154,805
Marketing and promotion	33,514	32,838	30,432	25,593	122,377
Business reorganization and other special charges	45,481	154	—	—	45,635
Amortization of intangibles	614	595	601	577	2,387
Total operating expenses	191,086	144,394	147,883	145,049	628,412
Operating income (loss)	(30,516)	15,497	20,609	18,185	23,775
Interest and other, net	(902)	(77)	70	(232)	(1,141)
Income (loss) from continuing operations before income taxes	(31,418)	15,420	20,679	17,953	22,634
Income taxes	(2,915)	6,125	7,286	5,460	15,956
Income (loss) from continuing operations	(28,503)	9,295	13,393	12,493	6,678
Income (loss) from discontinued operations, net of tax	(87,363)	352	(1,170)	(361)	(88,542)
Net income (loss)	$(115,866)	$9,647	$12,223	$12,132	$(81,864)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.26)	$0.08	$0.12	$0.11	$0.06
Income (loss) from discontinued operations, net of tax	(0.78)	0.01	(0.01)	—	(0.79)
Net income (loss)	$(1.04)	$0.09	$0.11	$0.11	$(0.73)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.26)	$0.08	$0.12	$0.11	$0.06
Loss from discontinued operations, net of tax	(0.78)	—	(0.01)	—	(0.78)
Net income (loss)	$(1.04)	$0.08	$0.11	$0.11	$(0.72)

Weighted average shares outstanding:
Basic	111,455	111,860	112,342	112,838	112,124
Diluted	111,455	113,636	115,249	115,514	114,087

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ MICHAEL SILECK
Michael Sileck
Chief Financial Officer

Dated: February 1, 2005